Exhibit 99.1

Coleman Cable, Inc. Announces First-Quarter 2010 Financial Results

WAUKEGAN, Ill., May 6, 2010 — Coleman Cable, Inc. (NASDAQ: CCIX) (the “Company,” “Coleman,” “we,” “us,” or “our”), a leading manufacturer and innovator of electrical and electronic wire and cable products, announced first-quarter 2010 financial results.

•	Increased sales to $156.0 million, up 33 percent compared to last year

•	Realized Adjusted EPS of $0.11 per diluted share, compared to a loss of $0.16 last year

•	Improved Adjusted EBITDA of $14.5 million, an increase of 54 percent compared to last year

•

Target further improvement in second quarter of 2010: Sales between $155 million and $165 million, Adjusted EBITDA between $13.5 million and $15.5 million, and Adjusted EPS between $0.02 and $0.16 per diluted share

First Quarter 2010 Results

Coleman Cable, Inc. reported net sales of $156.0 million for the first quarter of 2010, compared to $117.3 million for the same quarter last year, an increase of 33 percent. Sales volumes (total pounds shipped) increased 8.8 percent for the first quarter of 2010 compared to the first quarter of 2009. First-quarter 2010 Adjusted EBITDA and Adjusted EPS were $14.5 million and $0.11 per diluted share, respectively, compared to $9.4 million and a loss of $0.16 per diluted share, respectively, for the same quarter in 2009.

President and CEO Gary Yetman stated, “Coleman’s strong first-quarter performance reflects significant improvement on a year-over-year basis attributable to moderately better market conditions and the continued benefits derived from our cost-reduction efforts and capacity adjustments made throughout 2009.”

On a GAAP basis, the Company recorded a $0.23 loss per diluted share for the first quarter of 2010, compared to a $3.85 loss per diluted share for the first quarter of 2009. The 2010 first-quarter results included an approximate $0.31 loss per diluted share associated with the Company’s refinancing of its long-term debt during the first quarter of 2010. The refinancing effectively extended the maturity of the Company’s long-term debt from 2012 to 2018, and lowered the Company’s coupon rate on this debt. The results for the first quarter of 2009 included the impact of a $69.5 million ($3.64 per diluted share) impairment charge. See the attached schedules for a full reconciliation of GAAP results to adjusted results.

Mr. Yetman concluded, “We are encouraged by the increased demand levels experienced during the first quarter, particularly within our industrial and OEM markets, and with the initial sales demand for our newly introduced industrial cable products. Our outlook is tempered, however, by volatility in copper prices including, most recently, sharp price declines, as well as the potential for macroeconomic events to threaten an economic recovery. If, however, the demand trends we’ve seen thus far in 2010 continue, and we experience stability in copper prices, we believe our results should improve even further sequentially on a quarter over quarter basis as we progress through the year, particularly in the second half of 2010.”

-more-

Non-GAAP Results

In an effort to better assist investors in understanding Coleman’s financial results, as part of this release, the Company provides Adjusted EPS and Adjusted EBITDA, both of which are measures not defined under accounting principles generally accepted in the United States (GAAP). Management believes these numbers are useful to investors in understanding the results of operations because they illustrate the impact that interest, taxes, depreciation, amortization, and other non-recurring and/or non-cash charges had on results. These terms are used in this release as they are calculated in the financial information set forth below.

Webcast

Coleman Cable has scheduled its conference call for Friday, May 7, 2010, at 10:00 a.m. Central time. Hosting the call will be Gary Yetman, president and CEO, and Richard Burger, executive vice president and CFO. A live broadcast of the Company’s conference call, along with accompanying visuals, will be available on-line through the Company’s Web site at http://investors.colemancable.com/events.cfm. The webcast will be archived for 90 days.

About Coleman Cable, Inc.

Coleman Cable, Inc. is a leading manufacturer and innovator of electrical and electronic wire and cable products for the security, sound, telecommunications, electrical, commercial, industrial, and automotive industries. With extensive design and production capabilities and a long-standing dedication to customer service, Coleman Cable, Inc. is the preferred choice of cable and wire users throughout the United States.

Various statements included in this release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact constitute forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “continues,” “could,” “may,” “might,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about Coleman Cable’s expectations, beliefs, plans, objectives, assumptions or future events, financial results or performance contained in this release are forward-looking statements. Coleman Cable has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Coleman Cable believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Coleman Cable’s most recent Annual Report on Form 10-K (available at www.sec.gov), may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from Coleman Cable’s expectations include:

•	fluctuations in the supply or price of copper and other raw materials;

•	increased competition from other wire and cable manufacturers, including foreign manufacturers;

•	pricing pressures causing margins to decrease;

•	further adverse changes in general economic and capital market conditions;

•	changes in the demand for Coleman Cable’s products by key customers;

•	additional impairment charges related to our goodwill and long-lived assets;

•	changes in the cost of labor or raw materials, including PVC and fuel;

•	failure of customers to make expected purchases, including customers of acquired companies;

-more-

•	failure to identify, finance or integrate acquisitions;

•	failure to accomplish integration activities on a timely basis;

•	failure to achieve expected efficiencies in our manufacturing consolidations and integration activities;

•	unforeseen developments or expenses with respect to our acquisition, integration and consolidation efforts;

•	increase in exposure to political and economic development, crises, instability, terrorism, civil strife, expropriation, and other risks of doing business in foreign markets;

•	impact of foreign currency fluctuations and changes in interest rates; and

•	other risks and uncertainties, including those described under “Item 1A. Risk Factors.” in Coleman Cable’s most recent Annual Report on Form 10-K.

In addition, any forward-looking statements represent Coleman’s views only as of today and should not be relied upon as representing its views as of any subsequent date. While Coleman may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and, therefore, you should not rely on these forward-looking statements as representing Coleman’s views as of any date subsequent to today.

CCIX-G

Investor Contacts:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

Financial Tables Follow

-more-

COLEMAN CABLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Thousands, except per share date)

(unaudited)

	Three months ended March 31,
	2010	2009
NET SALES	$155,980	$117,322
COST OF GOODS SOLD	133,141	100,774

GROSS PROFIT	22,839	16,548
SELLING, ENGINEERING, GENERAL AND ADMINISTRATIVE EXPENSES	11,207	10,659
INTANGIBLE ASSET AMORTIZATION	2,017	2,630
ASSET IMPAIRMENTS	—	69,498
RESTRUCTURING CHARGES	888	657

OPERATING INCOME (LOSS)	8,727	(66,896)
INTEREST EXPENSE	6,532	6,405
LOSS ON EXTINGUISHMENT OF DEBT, NET	8,566	—
OTHER (GAIN) LOSS, NET	(127)	339

LOSS BEFORE INCOME TAXES	(6,244)	(73,640)
INCOME TAX BENEFIT	(2,414)	(8,870)

NET LOSS	$(3,830)	$(64,770)

LOSS PER COMMON SHARE DATA
NET LOSS PER SHARE
Basic	$(0.23)	$(3.85)
Diluted	(0.23)	(3.85)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	16,896	16,807
Diluted	16,896	16,807

-more-

COLEMAN CABLE, INC. AND SUBSIDIARIES

Non-GAAP Results

(Thousands)

	Three Months Ended March 31,
	2010	2009
	(In thousands)
Earnings (loss) per share	$(0.23)	$(3.85)
Asset impairments	—	3.64
Restructuring charges	0.03	0.03
Loss on extinguishment of debt	0.31	—
Foreign currency transaction loss	—	0.02

Adjusted diluted earnings (loss) per share	$0.11	$(0.16)

	Three Months Ended March 31,
	2010	2009
	(In thousands)
Net loss	$(3,830)	$(64,770)
Interest expense	6,532	6,405
Income tax benefit	(2,414)	(8,870)
Depreciation and amortization expense	4,913	6,095

EBITDA	$5,201	$(61,140)

Asset impairments	—	69,498
Restructuring charges	888	657
Loss on extinguishment of debt	8,566	—
Foreign currency transaction loss (gain)	(127)	339

ADJUSTED EBITDA	$14,528	$9,354

Second Quarter 2010 Adjusted EBITDA & Adjusted EPS Targets

In addition to those reconciling items set forth above in the Non-GAAP results reconciliation, the second quarter 2010 Adjusted EBITDA and Adjusted EPS guidance included in this release excludes the impact of stock-based compensation expense, which previously has not been an item that we adjust for when calculating Adjusted EBITDA and Adjusted EPS. The decision to exclude such stock-based compensation from future measures of Adjusted EBITDA and Adjusted EPS beginning in the second quarter of 2010 is consistent with management’s overall purpose for using these adjusted measures as a means for assessing our underlying operating performance (as explained further in our Annual Report on Form 10-K). The above-noted change was made at this time given the Company’s recent issuance of market-linked performance awards during March 2010, as will be further explained in our Form 10-Q for the quarter ended March 31, 2010. We recorded $0.4 million in stock based compensation expense for the first quarter of 2010, and currently expect to record $0.8 million for the second quarter of 2010 though, because we issued awards tied to the value of our common stock, this amount will fluctuate as our underlying share price changes. For 2009, we recorded stock-based compensation of $0.5 million, $0.7 million, $0.7 million and $0.4 million for the first, second, third and fourth quarters of 2009, respectively.

-more-

Reconciliation of Second Quarter 2010 Earnings Target to GAAP

For the second quarter of 2010, the Company is currently targeting diluted Adjusted EPS to be in the range of $0.02 to $0.16 per share. On a GAAP basis, the Company is currently targeting diluted EPS to be in the range of $0.01 to $0.13 per share.

Adjusted EPS is Net Income calculated on a diluted EPS basis excluding asset impairments, restructuring costs, gains and losses on debt repurchases and refinancings, foreign currency gains and losses recorded at our Canadian subsidiary, and stock-based compensation.

*	Rounding differences may occur for various calculated amounts.

-more-

COLEMAN CABLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Thousands)

	March 31, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,558	$7,599
Accounts receivable, net	95,877	86,393
Inventories	73,129	66,222
Deferred income taxes	2,831	3,129
Assets held for sale	3,749	3,624
Prepaid expenses and other current assets	8,792	5,959

Total current assets	208,936	172,926

PROPERTY, PLANT AND EQUIPMENT, NET	48,225	50,666
GOODWILL	29,107	29,064
INTANGIBLE ASSETS	28,571	30,584
DEFERRED INCOME TAXES	651	434
OTHER ASSETS	9,533	6,433

TOTAL ASSETS	$325,023	$290,107

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$13	$14
Accounts payable	25,687	17,693
Accrued liabilities	22,111	23,980

Total current liabilities	47,811	41,687

LONG-TERM DEBT	271,478	236,839
OTHER LONG-TERM LIABILITIES	3,727	3,823
DEFERRED INCOME TAXES	—	2,498
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock	17	17
Additional paid-in capital	88,831	88,475
Accumulated deficit	(86,817)	(82,987)
Accumulated other comprehensive loss	(24)	(245)

Total shareholders’ equity	2,007	5,260

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$325,023	$290,107

-###-